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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 30, 2003
Date of Report (Date of earliest event reported)

iBASIS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	0-27127 (Commission File Number)	04-3332534 (IRS Employer Identification No.)

20 Second Avenue, Burlington, MA 01803
(Address of Principal Executive Offices) (Zip Code)

(781) 505-7500
(Registrant's telephone number, including area code)

Item 5.    Other Events and Required FD Disclosure.

        On January 30, 2003, iBasis, Inc., a Delaware corporation (the "Company") issued a press release announcing that it had entered into an agreement with a group of affiliated funds who collectively held an aggregate principal amount of $30.2 million of the Company's 5 3/4% Convertible Subordinated Notes Due 2005 (the "Old Notes") pursuant to which the group exchanged such Old Notes for an aggregate principal amount of $15.1 million of new 11.5% Senior Secured Notes Due 2005 (the "New Notes") issued on a joint basis by the Company and iBasis Global, Inc. ("Global"), and guaranteed by iBasis Securities Corporation ("Securities" and, together with the Company and Global, the "Obligors"). In addition, the Company issued to these holders warrants (the "Warrants") exercisable for an aggregate of 3,071,184 of the Company's common stock, par value $0.001 per share.

        Under the terms of the Securities Exchange Agreement (the "Exchange Agreement"), dated as of January 30, 2003, by and among the Company, Global, Securities, the Symphony Funds signatories thereto (the "Noteholders"), and U.S. Bank National Association, as Collateral Agent, the Noteholders exchanged the Old Notes at an exchange rate of $0.50 of principal amount for each New Note and the Company provided the Noteholders Warrants to purchase 0.101695 shares of Common Stock for each $1 of principal amount of the Old Notes exchanged. As security for the Obligors' obligations under the Exchange Agreement, the Obligors granted to the Noteholders a second-priority security interest in substantially all of their assets. Such security interests are subordinated to the security interests granted by the Obligors under the Loan and Security Agreement, dated as of December 30, 2002 (the "Senior Loan Agreement") between the Company and Silicon Valley Bank.

        The New Notes mature in January 15, 2005 and bear an interest rate of 11.5% per year, beginning on the date of issue. Interest on the New Notes is payable in cash semi-annually in arrears on each January 15th and July 15th to the holders of such New Notes on the immediately preceding January 1 and July 15, respectively. The Company may voluntarily prepay the New Notes at any time before the maturity date at specified premiums. In the event of a default under the Exchange Agreement or a change of control of the Company, the Company is required to prepay or repurchase all of the New Notes within one business day after such event at specified premiums. In addition, the Company is required to prepay or repurchase New Notes with the proceeds of certain asset sales by the Company that generate proceeds in excess of $250,000.

        Under the Exchange Agreement, the Company is prohibited from exchanging additional Old Notes for new securities of the Company at an exchange rate in excess of $0.50 of principal amount of each debt security and warrants to purchase 0.101695 shares of Common Stock to be issued in such exchange. The Company is also prohibited from (a) issuing new securities in an exchange of other Old Notes with terms that are more favorable, taken as a whole, than the New Notes, (b) repurchasing or otherwise acquiring any outstanding Old Note at a purchase price greater than 35% of the outstanding principal amount of such Old Note, or (c) repaying principal on any outstanding Old Note, except as contemplated in the Exchange Agreement. After July 30, 2003, the Company is prohibited from exchanging Old Notes for new debt securities. In the event that the Company issues additional debt securities upon a further exchange of Old Notes, the Company shall be entitled to grant a security interest in the Company's assets that is pari passu, both in seniority and priority, to that granted to the holders of the New Notes.

        The Exchange Agreement also contains certain covenants that will take effect in the event of the termination or material modification of the Senior Loan Agreement for as long as the Exchange Agreement is in effect and until the New Notes are paid in full. These covenants include requirements that the Company may not, among other things, without the written consent of the holders of the majority outstanding principal amount of the New Notes: (a) merge or consolidate with another entity, (b) acquire any assets, enter into any transaction, or sell any assets, except in the ordinary course of business, (c) provide loans to employees, other than travel advances and similar loans, (d) grant liens on its assets except in certain circumstances, (e) pay or declare any dividends on the Company's Common Stock, (f) make any change to the Company's capital structure which would have a material adverse effect on the Company's repayment obligations, or (g) dissolve or elect to dissolve.

        The Warrants expire on January 15, 2008 and have an initial exercise price of $0.65 per share of Common Stock subject to adjustments in the event of any recapitalization, merger, sale or reorganization of the Company. The holder of any Warrant may exercise the Warrant by (1) paying the exercise price in cash, (2) converting the Warrant to shares of Common Stock on a "net basis" based on the current market price of the Common Stock, or (3) tendering New Notes to the Company in satisfaction of the exercise price. The Company has the option, upon any exercise of Warrants, in lieu of issuing the shares issuable upon such exercise, to pay the holder cash in an amount equal to the current market price of the Common Stock. In addition, the holders of the Warrant are provided certain anti-dilution protections with respect to issuances by the Company of shares of Common Stock below fair market value.

        Holders of Warrants or shares of Common Stock issued pursuant to the exercise of Warrants were granted certain demand and piggyback registration rights with respect to the shares of Common Stock underlying the Warrants.

        The security interests granted to the Noteholders are subordinated to the security interests granted to Silicon Valley Bank in connection with the Senior Loan Agreement. In addition, the Company's obligations to the Noteholders under the Exchange Agreement, including the right to payment under the New Notes, are subordinate to the Company's obligations to Silicon Valley Bank under the Senior Loan Agreement. The Company may pay interest on the New Notes but it cannot prepay the entire principal amount of the New Notes without the prior written consent of Silicon Valley Bank, nor can the Company amend the New Notes to increase the rate of interest or accelerate the payment of interest or principal.

        The Notes and Warrants were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended. The Notes and Warrants are eligible for book-entry delivery services from The Depository Trust Company ("DTC") and are represented by global certificates held by a custodian of DTC. The Company believes that the Notes and Warrants are eligible for trading in the PORTAL market under Rule 144A under the Securities Act.

        On February 5, 2003, the Company and the Noteholders entered into a letter agreement referencing the Exchange Agreement pursuant to which the Company agreed to pay to the Noteholders an aggregate of $651,187.50 in cash, which represented the amount of accrued and unpaid interest on the Old Notes that were exchanged as of the date of such exchange.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
4.1	Securities Exchange Agreement, dated January 30, 2003, by and among iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation, the Symphony Funds signatories thereto and U.S. Bank National Association, as Collateral Agent.
4.2	Global Note.
4.3	Warrant and Registration Rights Agreement, dated January 29, 2003, by and among iBasis, Inc. and U.S. Bank National Association, as Collateral Agent.
4.4	Global Warrant Certificate.
4.5	Security Agreement, dated January 30, 2003, by and among iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation, and U.S. Bank National Association, as Collateral Agent.
4.6
Subordination Agreement, dated January 30, 2003, by and among iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation, Silicon Valley Bank, the Creditors party thereto, U.S. Bank National Association, as Collateral Agent and Fiscal Agent.
4.7	Fiscal Agency Agreement, dated January 30, 2003, by and among iBasis, Inc., iBasis Global, Inc., iBasis Securities Corporation, and U.S. Bank National Association, as Fiscal Agent.
4.8	Guarantee, dated January 30, 2003, by and between iBasis Securities Corporation and U.S. Bank National Association, as Collateral Agent.
99.1	iBasis, Inc. Press Release Announcing the Note Exchange.
99.2	Side Letter, dated February 5, 2003, by and among iBasis, Inc. and the Symphony Funds signatories thereto.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2003	iBASIS, INC.
	By:	/s/ RICHARD G. TENNANT
Vice President, Finance and Administration And Chief Financial Officer (Principal Financial and Accounting Officer)

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  Item 5. Other Events and Required FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE